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                                                                 Exhibit (a)(11)

From: MediaOne Group Inc.
      Tele-Communications International, Inc.
      Cox Communications, Inc.


To:   Telewest Communications plc


Date:



Dear Sirs,

We refer to the subscription agreement between ourselves and yourselves dated as of 15 March 1998 (the Agreement). Terms and expressions defined in the Agreement have the same meaning when used herein.

We hereby agree to:

1.   Telewest extending the first closing date of the Offer to 18 September
1998:

2. Telewest reducing the minimum level of acceptance under the Offer from 90% to 75%.

We also hereby agree that the reference in Clause 2.1(d) of the Agreement to "15 September 1998" shall be deleted and replaced with "18 September 1998".

Yours faithfully,



/s/ A. Gary Ames
----------------
MediaOne Group Inc.


/s/ Stephen M. Brett
--------------------
Tele-Communications International, Inc.


/s/ Dallas Clement
------------------
Cox Communications, Inc.



We hereby agree to the foregoing


/s/ Charles Burdick
-------------------
Telewest Communications plc

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